UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Related to Issuance of Notes

On January 24, 2020, CenturyLink, Inc. (“CenturyLink”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee and notes collateral agent, in connection with CenturyLink’s issuance of $1,250,000,000 aggregate principal amount of its 4.000% Senior Secured Notes due 2027 (the “2027 Notes”). The principal terms of the 2027 Notes are set forth in the Indenture.

CenturyLink received net proceeds from the sale of the 2027 Notes of approximately $1.236 billion, after deducting fees and offering expenses. CenturyLink used these net proceeds to repay a portion of its outstanding indebtedness under its existing 2017 senior secured credit facilities.

The 2027 Notes will mature on February 15, 2027. Interest on the 2027 Notes will be payable on February 15 and August 15 of each year, beginning on August 15, 2020.

The 2027 Notes are unconditionally guaranteed by each of CenturyLink’s domestic subsidiaries (the “Guarantors”) that guarantees CenturyLink’s 2017 senior secured credit facilities, subject to the receipt of certain regulatory approvals and various exceptions and limitations (the “Guarantees”). While the 2027 Notes are not secured by any of the assets of CenturyLink, certain of the Guarantees are secured by a first priority security interest in substantially all of the assets of such Guarantors (including the stock of certain of their respective subsidiaries), which assets also secure obligations under CenturyLink’s 2017 senior secured credit facilities on a pari passu basis.

The 2027 Notes are the senior unsecured obligations of CenturyLink and rank senior in right of payment to any of its future subordinated debt and rank equally in right of payment with all of its existing and future unsubordinated debt. The 2027 Notes are effectively subordinated in right of payment to any of CenturyLink’s existing and future secured indebtedness to the extent of the value of the assets securing any such indebtedness. The 2027 Notes are structurally subordinated to all existing and future liabilities of CenturyLink’s subsidiaries that are not guarantors of the 2027 Notes and their respective subsidiaries.

Each of the Guarantees (i) rank equally in right of payment to all existing and future unsubordinated debt of such Guarantor, (ii) rank senior in right of payment to all future subordinated debt of such Guarantor, (iii) rank effectively senior in right of payment to all existing and future indebtedness of CenturyLink that is not guaranteed by such Guarantor and (iv) are structurally subordinated to all existing and future liabilities of the subsidiaries of such Guarantor that are not themselves guarantors of the 2027 Notes. Each of the secured Guarantees are secured by liens on the collateral described in the Indenture and are effectively senior to all of CenturyLink’s and such Guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing such Guarantee (after giving effect to the sharing of such value with holders of equal-ranking liens on such collateral).

The 2027 Notes are subject to redemption at the option of CenturyLink, in whole or in part, at any time or from time to time:

•	prior to February 15, 2023, at a redemption price equal to 100% of the principal amount of 2027 Notes so redeemed plus (i) the applicable “make-whole” premium set forth in the Indenture and (ii) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date; and

•	on and after February 15, 2023, at redemption prices (expressed as a percentage of principal amount) equal to (i) 102.000%, for redemptions between February 15, 2023 and February 14, 2024, (ii) 101.000%, for redemptions between February 15, 2024 and February 14, 2025, and (iii) 100.00%, for redemptions on or after February 15, 2025; plus in each case accrued and unpaid interest thereon (if any) up to, but not including, the redemption date.

In addition, at any time, or from time to time, on or prior to February 15, 2023, CenturyLink may, at its option and subject to certain specified terms and conditions, redeem up to 40% of the aggregate principal amount of the 2027 Notes at a redemption price equal to 104.000% of the principal amount of the 2027 Notes so redeemed, plus accrued and unpaid interest thereon (if any) up to, but not including, the redemption date, with the net cash proceeds from one or more private placements or underwritten public offerings of common stock of CenturyLink.

Upon the occurrence of certain specified change of control events described in the Indenture, CenturyLink will be required, unless it has elected to redeem the 2027 Notes as described above, to make an offer to repurchase the 2027 Notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest thereon (if any) up to, but not including, the repurchase date.

The Indenture contains various representations and warranties, and affirmative and negative covenants. Such covenants include, among other things and subject to certain significant exceptions, restrictions on the ability of CenturyLink and certain of its subsidiaries to incur priority debt, transfer or dispose of assets, create liens, issue guarantees and merge or consolidate with any other person.

The Indenture provides for customary events of default, including, among others, (i) certain specified failures to make interest, principal or other payments due under the 2027 Notes; (ii) failure to observe or perform any covenant applicable to the 2027 Notes for 90 days after written notice with respect thereto by the trustee or to CenturyLink and the trustee by the holders of at least 30% of the aggregate principal amount of such 2027 Notes then outstanding; (iii) occurrence of certain specified events relating to CenturyLink’s bankruptcy, insolvency or reorganization; (iv) certain specified defaults by or judgments against CenturyLink or certain of its subsidiaries; and (v) certain specified events impacting the Guarantees or the collateral granted pursuant to the secured Guarantees. In addition, subject to the terms and conditions set forth in the Indenture, if an event of default with respect to the 2027 Notes occurs and is continuing, the trustee or holders of at least 30% of the aggregate principal amount of the 2027 Notes then outstanding may declare the principal of the 2027 Notes to be due and payable immediately.

The offering of the 2027 Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2027 Notes may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The 2027 Notes were sold by the initial purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act, and non-U.S. persons outside the United States under Regulation S promulgated under the Securities Act. Such holders of the 2027 Notes do not have registration rights.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the form of the 2027 Notes, copies of each of which are filed as exhibits to this Current Report, and are incorporated by reference herein.

Other Information

In reviewing the agreements included as exhibits to this Current Report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about CenturyLink or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Additional information about CenturyLink may be found elsewhere in CenturyLink’s public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On January 24, 2020, CenturyLink issued a press release announcing that it had completed its private placement of the 2027 Notes. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference into this report.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

4.1	Indenture, dated January 24, 2020, between CenturyLink, Inc. and Wells Fargo Bank, National Association, as trustee and notes collateral agent.

4.2	Form of 2027 Notes (included in Exhibit 4.1).

99.1	Press Release dated January 24, 2020, announcing the completion of the private placement of the 2027 Notes.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: January 24, 2020